SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT




  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report - January 6, 1997
                     (Date of Earliest Event Reported)




                     Carpenter Technology Corporation
          (Exact Name of Registrant as specified in its charter)




          Delaware                1-5828                   23-0458500
(State of Incorporation)   (Commission File No.)      (IRS Employer ID No.)




            101 West Bern Street, Reading, Pennsylvania  19601
                 (Address of principal executive offices)




    Registrant's telephone number, including area code:   610-208-2000

               The Exhibit Index is located on Page 4 of 7.


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Item 5.  Other Events.

     The Registrant announced on January 7, 1997, that on January 6, 1997, the Registrant executed an Agreement and Plan of Merger with Dynamet Incorporated ("Dynamet") to acquire all of the stock of Dynamet. The purchase price will be approximately $150,000,000 payable in 2.8 million shares of Registrant's stock and $51,000,000 in cash plus assumption of Dynamet's debt of approxi-mately $11,000,000. Dynamet is a privately held manufacturer of titanium bar, wire and powder products which employs 320 people at its facilities in Washington, McMurray and Bridgeville Pennsylvania; Clearwater Florida; and Stanton California. The acquisition is scheduled to be completed in early March and will be subject to a due diligence review and approvals under the Hart-Scott-Rodino Anti-Trust Improvements Act. After the acquisition, P. C. Rossin, Dynamet s founder and current chairman and CEO, will join the Registrant's Board of Directors.

Item 7.  Financial Statement and Exhibits.

     (a) and (b)    None.

     (c)  Exhibits:

          Item 99.  Press Release dated January 7, 1997

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     January 10, 1997              Carpenter Technology Corporation
                                               (Registrant)



                                   By: s/John R. Welty
                                       _________________________________
                                         John R. Welty
                                         Vice President
                                         General Counsel and Secretary
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